INSO CORPORATION
EXHIBIT 11- STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(In thousands, except per share amounts)

                                            Three months ended March 31
                                                 1997            1996
                                             -----------      -----------


Primary Earnings Per Share
   Weighted average common shares
     outstanding                             14,313            13,019
   Net effect of dilutive common
     equivalent shares based on the
     modified treasury stock method
     for 1997 and the treasury stock
     method for 1996                          1,157                 0
                                             ------             ------
   Total                                     15,470             13,019

   Net income (loss)                        $ 2,508            $(1,279)
   Assumed interest income, net of tax
     effect, under modified treasury
     stock method                               282                  0
                                             ------             -------
   Net income (loss) available to common
      shareholders                          $ 2,790            $(1,279)
                                             ------            --------
   Primary net income (loss) per share      $  0.18            $ (0.10)
                                             ------            --------
                                             ------            --------

Fully Diluted Earnings Per Share
   Weighted average common shares
     outstanding                             14,313              13,019
   Net effect of dilutive common
     equivalent shares based on the
     modified treasury stock method
     for 1997 and the treasury stock
     method for 1996                          1,157                   0
                                             ------               ------
   Total                                     15,470               13,019

   Net income (loss)                        $ 2,508              $(1,279)
   Assumed interest income, net of tax
     effect, under modified treasury
     stock method                               282                    0
                                             ------                ------
   Net income (loss) available to
     common shareholders                    $ 2,790              $(1,279)
                                             ------               -------
   Fully diluted net income (loss)
     per share                              $  0.18              $ (0.10)
                                             ------               -------
                                             ------               -------
